EXHIBIT 99.j


                               EXHIBIT 23(J)(1)(2)
                    CONSENT OF PRICEWATERHOUSECOOPERS LLP AND
                    CONSENT OF SUTHERLAND ASBILL BRENNAN LLP


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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 15, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of the IDEX Mutual Funds (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in the Prospectus and under the heading "Legal Counsel and Independent Certified Public Accountants" in the Statement of Additional Information.

PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
SEPTEMBER 1, 2000


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(Sutherland Asbill & Brennan LLP letterhead)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Counsel and Independent Certified Public Accountants" in the statement of additional information included in Post Effective Amendment No. 38 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                By:      /S/KIMBERLY J. SMITH
                                         --------------------
                                         Kimberly J. Smith, Esq.


Washington, D.C.
August 31, 2000